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                                                                EXHIBIT 10.6(b)

                FIRST AMENDMENT TO THE STERLING CHEMICALS, INC.
                        SALARIED EMPLOYEES' PENSION PLAN
                        (Restated as of October 1, 1993)


                              W I T N E S S E T H:

     WHEREAS, Sterling Chemicals, Inc. (the "Employer") presently maintains the Sterling Chemicals, Inc. Salaried Employees' Pension Plan (Restated as of October 1, 1993) (the "Plan"); and

     WHEREAS, the Employer, pursuant to Section 15.1 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

     NOW, THEREFORE, in order to make various revisions desired by the Employer, the Plan is hereby amended in the following manner:

     1. Effective January 1, 1994, Section 4.9 is hereby added to read as follows:

              4.9 Section 401(a)(17) Participants. Notwithstanding any other provision in the Plan, each "Section 401(a)(17) Participant's" accrued benefit under this Plan will be the greater of:

              (a) the participant's accrued benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with Regulation 1.401(a)(4)-13, or

              (b) the participant's accrued benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the participant's total years of service taken into account under the Plan for purposes of benefit accruals.

              A "Section 401(a)(17) Participant" means a participant whose current accrued benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994 that exceeded $150,000.
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     2.       Effective January 1, 1994, Section 8.4.E. is hereby amended in its entirety to read as follows:

                      E. Compensation: For purposes of determining compliance with the limitations of Code Section 415, for Plan Years beginning on or after January 1, 1989, Compensation shall mean a participant's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with any member of the Extended Group maintaining the Plan, including, but not limited to, commissions paid to salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips and bonuses, and excluding the following:

                               (a)     Employer contributions to a plan of
                      deferred compensation to the extent contributions are not included in gross income of the participant for the taxable year in which contributed, or on behalf of a participant to a simplified employee pension plan to the extent such contributions are deductible under Code
                      Section 210(b)(2), and any distributions from a plan of deferred compensation whether or not includable in the gross income of the participant when distributed (however, any amounts received by a participant pursuant to an unfunded nonqualified plan may be considered as Compensation in the year such amounts are included in the gross income of the participant);

                               (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                               (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                               (d) other amounts which receive special tax benefits, or contributions made by any





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                      member of the Extended Group (whether or not under a
                      salary reduction agreement) towards the purchase of an annuity contract described under Code Section 403(b) (whether or not the contributions are excludable from the gross income of the participant).

              For purposes of applying the limitations in this Section, amounts included as Compensation are those actually paid or made available to a participant within the Limitation Year. Notwithstanding anything to the contrary in the definition, Compensation shall include any and all items which may be includable in Compensation under Section 415(c)(3) of the Code.

              In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the Compensation of each participant taken into account under the Plan shall not exceed the "OBRA '93 Annual Compensation Limit." The "OBRA '93 Annual Compensation Limit" is $150,000, as adjusted for increases in the cost of living in accordance with Code
              Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the "OBRA '93 Annual Compensation Limit" will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

              Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the "OBRA '93 Annual Compensation Limit" set forth in this Section.

              If Compensation for any prior Determination Period is taken into account in determining a participant's benefits accruing in the current Plan Year, the Compensation for that prior Determination Period is subject to the "OBRA '93 Annual Compensation Limit" in effect for that prior Determination Period. For this purpose, for





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              Determination Periods beginning before the first day of the first
              Plan Year beginning on or after January 1, 1994, the "OBRA '93 Annual Compensation Limit" is $150,000.

     3. Effective January 1, 1994, Section 8.5.C. is hereby amended in its entirety to read as follows:

                      C. Limitation on Compensation: For Plan Years beginning on or after January 1, 1994, a participant's annual Compensation taken into account under this Section 8.5 for purposes of computing benefits under this Plan shall not be in excess of the limitation under Code Section 401(a)(17).

     IN WITNESS WHEREOF, the Employer has executed this First Amendment to the Sterling Chemicals, Inc. Salaried Employees' Pension Plan (Restated as of October 1, 1993) on this ___ day of ____________, 1994.


                                                 STERLING CHEMICALS, INC.

Attest:                                          By:____________________________
_________________________                                             "Employer"





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                SECOND AMENDMENT TO THE STERLING CHEMICALS, INC.
                        SALARIED EMPLOYEES' PENSION PLAN
                        (Restated as of October 1, 1993)


                              W I T N E S S E T H:

     WHEREAS, Sterling Chemicals, Inc. (the "Employer") presently maintains the Sterling Chemicals, Inc. Salaried Employees' Pension Plan (Restated as of October 1, 1993) (the "Plan"); and

     WHEREAS, the Employer, pursuant to Section 15.1 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

     NOW, THEREFORE, in order to make various revisions desired by the Employer, the Plan is hereby amended in the following manner:

     1. Effective October 1, 1994, Section 9.13 is hereby added to read as follows:

              9.13    Limitation of Benefits upon Termination.

                      (a)      Benefits distributed to any of the twenty-five
              (25) most highly compensated employees (as defined in Code
              Section 414(q) and the regulations thereunder) and highly compensated former employees with the greatest compensation in the current or prior year are restricted such that the monthly payments are no greater than an amount equal to the monthly payment that would be made on behalf of such individual under a straight line annuity that is the actuarial equivalent of the sum of the individual's accrued benefit, the individual's other benefits under the Plan (other than a social security supplement within the meaning of Treasury Regulation 1.411(a)-7(c)(4)(ii)), and the amount the individual is entitled to receive under a social security supplement. However, the limitation of this Section shall not apply if:

                               (i)     after payment of the benefit to an
                      individual described above, the value of Plan assets equals or exceeds 110 percent of the
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                      value of current liabilities, as defined in Code Section
                      412(l)(7);

                               (ii)    the value of the benefits for an
                      individual described above is less than one percent of the value of current liabilities before distribution; or

                               (iii) the value of the benefits payable under the Plan to an individual described above does not exceed $3,500.

                      (b) For purposes of this Section, benefit includes any periodic income, any withdrawal values payable to a living participant, and any death benefits not provided for by insurance on the individual's life.

                      (c) An individual's otherwise restricted benefit may be distributed in full to the affected individual if, prior to receipt of the restricted amount, the individual enters into a written agreement with the Committee to secure repayment to the Plan of the restricted amount. The restricted amount is the excess of the amounts distributed to the individual (accumulated with reasonable interest) over the amounts that could have been distributed to the individual under the straight life annuity described above (accumulated with reasonable interest). The individual may secure repayment of the restricted amount upon distribution by:

                               (i) entering into an agreement for promptly depositing in escrow with an acceptable depositary, property having a fair market value equal to at least 125 percent of the restricted amount;

                               (ii) providing a bank letter of credit in an amount equal to at least 100 percent of the restricted amount; or

                               (iii)   posting a bond equal to at least 100
                      percent of the restricted amount. The bond must be furnished by an insurance company, bonding company or other surety for federal bonds.




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                      (d)      The escrow arrangement may permit an individual
              to withdraw from escrow amounts in excess of 125 percent of the restricted amount. If the market value of the property in an escrow account falls below 110 percent of the remaining restricted amount, the individual must deposit additional property to bring the value of the property held by the depositary up to 125 percent of the restricted amount. The escrow arrangement may provide that the individual has the right to receive any income from the property placed in escrow, subject to the individual's obligation to deposit additional property, as set forth in the preceding sentence.

                      (e) A surety or bank may release any liability on a bond or letter of credit in excess of 100 percent of the restricted amount.

                      (f) If the Committee certifies to the depositary, surety or bank that the individual (or the individual's estate) is no longer obligated to repay any restricted amount, a depositary may deliver to the individual any property held under an escrow arrangement, and a surety or bank may release any liability on an individual's bond or letter of credit.

                      (g) Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1994, compliance with the Plan and Treasury Regulations then in effect shall be deemed compliance with this Section.

     2. Effective October 1, 1994, Section 15.7 is hereby added to read as follows:

              15.7 Limitation of Benefits on Plan Termination. In the event of Plan termination, the benefit of any highly compensated employee (as defined in Code Section 414(q) and the regulations thereunder) or any highly compensated former employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).





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     IN WITNESS WHEREOF, the Employer has executed this Second Amendment to the
Sterling Chemicals, Inc. Salaried Employees' Pension Plan (Restated as of October 1, 1993) on this ___ day of ____________, 1994.


                                                 STERLING CHEMICALS, INC.

Attest:                                          By:____________________________
_________________________                                             "Employer"





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